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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-A/A
                                (AMENDMENT NO. 2)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Penton Media, Inc.
                               ------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                               36-2875386
                 --------                               ----------
  (State of Incorporation or Organization   (I.R.S. Employer Identification no.)

1300 East Ninth Street, Cleveland, Ohio                   44114
---------------------------------------                   -----
(Address of Principal Executive Offices)                (Zip Code)


--------------------------------------- ----------------------------------------
If this form relates to the             If this form relates to the
registration of a class of securities   registration of a class of securities
pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
Exchange Act and is effective           Exchange Act and is effective
pursuant to General Instruction         pursuant to General Instruction
A.(c), please check the following       A.(d), please check the following
box.  |X|                               box.  |_|
--------------------------------------- ----------------------------------------


Securities Act registration statement file number to which this form relates:
______________ (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be So Registered                    Each Class is to be Registered
     -------------------                    ------------------------------

Rights to purchase Series A Junior
  Participating Preferred Stock               The New York Stock Exchange
--------------------------------------------------------------------------------
Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     On July 26, 2002, the Board of Directors of Penton Media, Inc. ("Penton") approved Amendment No. 2, dated as of July 31, 2002 (the "Amendment"), to the Rights Agreement, dated as of June 9, 2002, as amended (the "Rights Agreement"), by and between Penton and National City Bank, as successor Rights Agent. The Amendment changed the expiration date of the rights issued under the Rights Agreement to be the close of business of the day of Penton's annual meeting of the stockholders for 2003 unless the Rights Agreement is approved by the stockholders at such annual meeting.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from Penton.

ITEM 2. EXHIBITS.

Number          Description
------          -----------

  4.1 Amendment No. 2, dated as of July 31, 2002, to the Rights Agreement, by and between Penton and National City Bank, as successor Rights Agent.














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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         Penton Media, Inc.



                                         By:  /s/ Preston L. Vice
                                             -----------------------------------
                                             Name:  Preston L. Vice
                                             Title: Senior Vice President and
                                                    Secretary

Date: August 1, 2002






















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                                  EXHIBIT INDEX

Number        Description
------        ----------
  4.1         Amendment No. 2, dated as of July 31, 2002, to the Rights
              Agreement, by and between Penton and National City Bank, as successor Rights Agent.













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